Exhibit 99.1

Phio Pharmaceuticals Reports Second Quarter 2020

Financial Results and Provides Business Update

Marlborough, Mass., August 12, 2020 -- Phio Pharmaceuticals Corp. (Nasdaq: PHIO), a biotechnology company developing the next generation of immuno-oncology therapeutics based on its proprietary self-delivering RNAi (INTASYL™) therapeutic platform, today reported its financial results for the quarter ended June 30, 2020 and provided a business update.

“The second quarter was an exciting period for our team as we presented during three major medical conferences new preclinical data from animal studies that validate the potential of our INTASYL RNAi technology as a cancer immunotherapy platform for innovative therapeutics. For example, we now have in vivo data showing the ability and safety of INTASYL technology to reprogram immune cells, such as T cells, in situ through intratumoral application, resulting in impressive anti-tumoral efficacy," said Dr. Gerrit Dispersyn, President and CEO of Phio.

“The recent data we presented from studies conducted with our lead asset, PH-762, our BRD4 targeting INTASYL compound, PH-894, as well as other pipeline products, support our advancement of these products into additional studies. We are currently planning to initiate clinical studies with PH-762 in 2021, and the required steps needed to initiate these clinical trials are underway. Due to the potential for delays related to the ongoing COVID-19 pandemic, we cannot provide more specific guidance as to exactly when the studies will be initiated.”

Quarter in Review and Recent Corporate Updates

•	Announced detailed data that provide support for the potential of PH-804, the Company’s TIGIT targeting INTASYL compound, as an immuno-oncology therapeutic and a viable alternative to anti-TIGIT antibodies in a presentation at the American Association for Cancer Research (AACR) 2020 Virtual Annual Meeting II. These data provide insight around the mechanisms of action of the tumor growth suppression with PH-804.
•	Presented new data at the American Society of Clinical Oncology (ASCO) 2020 Virtual Scientific Program that show how intratumoral delivery of INTASYL compounds inhibited tumor growth by overcoming the immunosuppressive tumor microenvironment as shown by changes in T cell composition and activation. Therefore, the Company believes these pipeline programs show great promise in the treatment of solid tumors.
•	Presented data at the American Society of Gene & Cell Therapy (ASGCT) 2020 Annual Meeting that details how INTASYL compares favorably to other technologies for improving cells used in adoptive cell therapy (ACT) for the treatment of solid tumors, especially in cases where permanent gene modification is not required or is undesirable.
•	Hosted a key opinion leader (KOL) call on intratumoral therapy with self-delivering RNAi that featured a presentation by Professor Caroline Robert, M.D., Ph.D., of the Gustave Roussy Institute, on the promising new avenues to treat melanoma patients. Her presentation included scientific and clinical rationale for intratumoral neoadjuvant therapy and the role that INTASYL technology can play in such therapeutic approaches.
•	Announced ongoing preclinical work and planning that are underway that would support the planned initiation of clinical trials with PH-762 in 2021, assuming no additional delays due the COVID-19 pandemic.
•	Raised total net proceeds of $3.5 million through financing activities completed in April 2020.

1

Financial Results

Cash Position

At June 30, 2020, the Company had cash of $18.9 million as compared with $6.9 million at December 31, 2019. During the second quarter of 2020, the Company received net proceeds of $3.8 million from the exercise of outstanding warrants and raised $3.5 million in net proceeds through an equity offering completed in April. The Company expects its cash will be sufficient to fund currently planned operations for at least the next 12 months.

Research and Development Expenses

Research and development expenses were approximately $0.8 million for the quarter ended June 30, 2020, compared to approximately $1.1 million for the quarter ended June 30, 2019. The decrease is primarily due to a reduced use of an outside interim temporary labor consultant and a reduction in patent-related expenses as compared to the prior year period.

General and Administrative Expenses

General and administrative expenses were relatively steady at $0.9 million for the three-month periods ended June 30, 2020 and 2019.

Net Loss

Net loss was $1.7 million, or $0.34 per share, for the quarter ended June 30, 2020, compared with $2.0 million, or $4.62 per share, for the quarter ended June 30, 2019. The decrease in net loss was primarily attributable to a decrease in research and development expenses, as discussed above. The change in net loss per share was primarily due to an increase in the number of shares outstanding as a result of our capital raise activities as compared to the prior year period.

About Phio Pharmaceuticals Corp.

Phio Pharmaceuticals Corp. (Nasdaq: PHIO) is a biotechnology company developing the next generation of immuno-oncology therapeutics based on its self-delivering RNAi (INTASYL™) therapeutic platform. The Company's efforts are focused on silencing tumor-induced suppression of the immune system through its proprietary INTASYL platform with utility in immune cells and the tumor micro-environment. Our goal is to develop powerful INTASYL therapeutic compounds that can weaponize immune effector cells to overcome tumor immune escape, thereby providing patients a powerful new treatment option that goes beyond current treatment modalities. For additional information, visit the Company's website, www.phiopharma.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are neither historical facts nor assurances of future performance. These statements are based only on our current beliefs, expectations and assumptions regarding the impact to our business and operations by the recent coronavirus outbreak, results from our preclinical and clinical activities, the development of our product candidates, the ability to obtain future financing, the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results may differ materially from those indicated in the forward-looking statements as a result of a number of important factors, including, but not limited to, market and other conditions and those identified in our Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q under the caption "Risk Factors" and in other filings the Company periodically makes with the SEC. Readers are urged to review these risk factors and to not act in reliance on any forward-looking statements, as actual results may differ from those contemplated by our forward-looking statements. Phio does not undertake to update forward-looking statements to reflect a change in its views, events or circumstances that occur after the date of this release, except as required by law.

Contact Phio Pharmaceuticals Corp.
ir@phiopharma.com

Investor Contact

Ashley R. Robinson
LifeSci Advisors

arr@lifesciadvisors.com

2

PHIO PHARMACEUTICALS CORP.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except share and per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenues	$–	$–	$–	$21
Operating expenses:
Research and development	779	1,146	1,997	2,235
General and administrative	890	913	2,028	1,991
Total operating expenses	1,669	2,059	4,025	4,226
Operating loss	(1,669)	(2,059)	(4,025)	(4,205)
Total other income (expense), net	(3)	24	2	51
Net loss	$(1,672)	$(2,035)	$(4,023)	$(4,154)
Net loss per share:
Basic and diluted	$(0.34)	$(4.62)	$(1.19)	$(10.23)
Weighted average shares: basic and diluted	4,966,047	440,482	3,378,233	406,063

3

PHIO PHARMACEUTICALS CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands)

(Unaudited)

	June 30, 2020	December 31, 2019
ASSETS
Current assets:
Cash	$18,864	$6,934
Restricted cash	50	50
Prepaid expenses and other current assets	640	316
Total current assets	19,554	7,300
Right of use asset	456	511
Property and equipment, net	183	210
Other assets	18	18
Total assets	$20,211	$8,039
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$481	$809
Accrued expenses and other current liabilities	1,301	964
Lease liability	111	107
Total current liabilities	1,893	1,880
Lease liability, net of current portion	354	411
Long-term debt	231	–
Total liabilities	2,478	2,291
Total stockholders’ equity	17,733	5,748
Total liabilities and stockholders’ equity	$20,211	$8,039

4